EXHIBIT 32

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Teckmine Industries, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(1)

the Annual Report on Form 10-K of the Company for the period ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2009	By: /s/ Raymond Irvine Raymond Irvine President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Teckmine Industries, Inc. and will be retained by Teckmine Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.